EXCLUSIVE MARKETING AGREEMENT

This Exclusive Marketing Agreement (the “Agreement”) is effective this 21st day of December 2015 (the “Effective Date”):

BETWEEN

Andrey Smirnov (“SMIRNOV”), an individual residing at 20 Kirov Blvd., Apartment 117, Dnepropetrovsk, Ukraine, 49101

AND

Monarchy Ventures Inc. (“MONARCHY”), a corporation organized under the laws of the state of Nevada with its principal office at 3651 Lindell Road, Suite D612, Las Vegas, NV 89103.

WHEREAS

A.

SMIRNOV is the owner of the underlying intellectual property of a health and fitness app currently under development for iPhone, Android, tablets and desktop computers (the “Subject Product” as further defined below);

B.

SMIRNOV is willing to grant the exclusive world-wide rights to develop and market the Subject Product to MONARCHY on the terms set forth herein;

C.

MONARCHY desires to obtain said exclusive rights to develop and market the Subject Product.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto expressly agree as follows:

1.

DEFINITIONS AS USED HEREIN

1.1

The term “Subject Product” shall mean the app called “60K” and its underlying intellectual property specifically the algorithm that looks at the biological, physiological, and fitness profile of each user, designs a custom diet and fitness plan, and provides regular prompts to the user as to when and what to do and eat throughout the day.

1.2

The term “Territory” shall mean and include the entire world.

1.3

The term “Subscription” shall mean a client paying a monthly fee to use the app.

1.4

The term “Parties” shall mean MONARCHY and SMIRNOV collectively.

2.

GRANTING OF RIGHTS

2.1

SMIRNOV hereby grants to MONARCHY the exclusive right to market, sell and offer for sale the Subject Product throughout the Territory.

3.

MARKETING

3.1

MONARCHY shall use reasonable efforts, as defined herein, to affect the sale of Subject Product through promotions, social media, crowd funding, app stores, internet search engines and conventional advertising.

3.2

The Parties have agreed to a free promotional period after general release to offer the Subject Product to the general product for a limited time to create interest in the app.

3.3

The Parties will communicate in writing regarding any improvements or enhancements to the Subject Product to ensure a combined effort to exploit any such new improvements or enhancements.

3.4

SMIRNOV shall have the right to review and approve MONARCHY’s plans to expand its sales and marketing of the Subject Product. Prior to the official opening of any foreign market by MONARCHY, MONARCHY shall disclose to SMIRNOV its plan and other material information relating to any proposed expansion.  If SMIRNOV objects to any aspect of MONARCHY’s proposed expansion plan, it shall communicate said objection(s) to MONARCHY.  The Parties agree to use their best efforts to reach a mutually satisfactory agreement relative to any and all objections.

4.

PAYMENTS AND REPORTS

4.1

MONARCHY shall provide one hundred thousand US dollars (US$100,000) in initial financing (the “Initial Funding Limit”) to complete the app as well as for marketing the release of a prototype.  SMIRNOV will provide MONARCHY will a detailed accounting of outstanding development costs and MONARCHY shall provide SMIRNOV with an accounting of proposed marketing expenditures which, in the aggregate, shall not exceed the Initial Funding Limit.

4.2

MONARCHY shall appoint SMIRNOV or his designate one seat on MONARCHY’s Board of Directors.  The appointment shall be provided for as long as this Agreement and the exclusivity of the rights granted herein remain in effect.

4.3

MONARCHY shall provide to SMIRNOV a written report each month of new Subscriptions, cancelled Subscriptions, total Subscriptions, and revenue generated from the Subscriptions broken down by country.

4.4

MONARCHY will retain a 30% marketing fee on all revenue generated each month and the balance will be paid to SMIRNOV.

4.5

Should MONARCHY fail to make any payment payable to SMIRNOV at the time it is due, it shall be deemed an event of default as provided for under Paragraph 11.3.

4.6

All payments due hereunder shall be paid by international wire transfer to SMIRNOV or to the account of SMIRNOV at such bank as SMIRNOV may from time to time designate by notice to MONARCHY.

4.7

In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the tenth day following the due date thereof, calculated at the rate of six percent per annum.  Each payment shall be applied firstly to past due interest and secondly on account of the principal amount due and owing.  Each payment when made shall be accompanied by interest accrued to the date of payment.  The payment and acceptance thereof shall not negate or waive the right of SMIRNOV to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment.

5.

RECORDS AND INSPECTION

5.1

MONARCHY shall maintain or cause to be maintained a true and correct set of records pertaining to Subscription sales.  During the term of this Agreement, should any disagreement arise as to the amount of Subscriptions sold, the Parties shall mutually appoint an independent accountant to perform an audit of MONARCHY’s records during ordinary business hours.  In all cases where the audit reveals that the total Subscriptions reported is less than the actual total subscriptions, it shall be deemed an event of default as described in paragraph 11.3 herein. MONARCHY may correct said default by paying an amount to SMIRNOV equal to the shortfall amount of SMIRNOV’s share of the revenue plus interest at 18% (eighteen percent) per annum from the original date of the Subscription. In addition, MONARCHY shall be responsible for any and all costs incurred by SMIRNOV in connection with any audit or investigation which results in the determination of a shortfall amount in the number of Subscriptions.

6.

PROPRIETARY INFORMATION

6.1

“Proprietary Information” as used herein shall mean all or any portion of only the: (a) written, recorded, graphical or other information in tangible form disclosed  during the term of this Agreement, by one party to the other party which is labeled “Proprietary”, “Confidential”, or with a similar legend denoting the proprietary interest  therein of the disclosing party; (b) oral information which is disclosed by one party to the other party to the extent it is identified as “Proprietary” or “Confidential” at the time of oral disclosure, is reduced to written or other tangible form within thirty (30) days of oral disclosure, and such written or tangible form is labeled “Proprietary”, “Confidential”, or  with a similar legend denoting the proprietary interest therein of the disclosing party; and (c) algorithms or methodologies disclosed, during the Term of this Agreement,  by one party to the other party which have been identified in writing at the time of disclosure as being proprietary to the disclosing party; and provided further, however, Proprietary Information shall not include any data, information or device that is: (i) in the possession of the receiving party prior to its disclosure by the disclosing party and not subject to other restriction on disclosure; (ii) independently developed by the receiving party; (iii) publicly disclosed by the disclosing party; (iv) rightfully received by the receiving party from a third party without restrictions on disclosure; (v) approved for  unrestricted release or unrestricted disclosure by the disclosing party; or (vi) produced or  disclosed pursuant to applicable laws, regulations or court order, provided the receiving party has given the disclosing party prompt notice of such request so that the disclosing  party has an opportunity to defend, limit or protect such production or disclosure.

7.

RESTRICTIONS

7.1

The Parties agree, for a period of five (5) years from the date of disclosure, without the prior written consent of the other Party regarding a specific contemplated transaction: (a) not to disclose Proprietary Information of the other Party outside of the receiving Party (b) to limit dissemination of the other Party’s Proprietary Information to only those of the receiving Party’s officers, directors and employees who require access thereto to perform their functions regarding the purposes of his Agreement; and (c) not to use Proprietary Information of the other Party except for the purposes of this   Agreement, which purposes shall include disclosure to subcontractors and second sources, both in accordance with nondisclosure agreements.  The standard of care to be exercised by the receiving Party to meet these obligations shall be the standard exercised by the receiving Party with respect to its own proprietary information of a similar nature, but in no event less than due care.

8.

OWNERSHIP

8.1      Each Party retains all rights and title to all Proprietary Information, in any form, disclosed to the other Party pursuant to this Agreement.  Each Party acknowledges that such information is of substantial value and that any disclosure or misuse of such information is harmful to the originating Party.

9.

NONDISCLOSURE AGREEMENTS AND CONFIDENTIALITY

9.1

The Parties shall only disclose Proprietary Information to those employees and independent contractors who require access to the Proprietary Information to permit a Party to exercise its rights and perform its obligations under this Agreement.  A Party shall not disclose any Proprietary Information to any employee or independent contractor unless the employee or independent contractor has signed a nondisclosure agreement incorporating provisions obligating the employee or independent contractor to maintain the confidentiality of the other Party’s Proprietary Information.  The Parties agree to keep   the terms and conditions of this Agreement confidential and proprietary among the Parties and/or their affiliates.

9.2.

MONARCHY shall use branding owned by SMIRNOV on the Subject Product, marketing materials or other written descriptions of the Subject Product, labeling, sales materials and other related protected, digital or filmed communications worldwide.

10.

TRADEMARKS

10.1

SMIRNOV reserves the right to, at their sole discretion, periodically review and monitor MONARCHY’s use of their marks for proper trademark usage and other criteria as may be required by law to preserve SMIRNOV’s rights, goodwill, and value in its trademarks.

11.

TERM, TERRITORY AND TERMINATION

11.1

The Parties shall agree to an annual quota of total Subscriptions of the Subject Product. There will be no quota for the first year but will be negotiated by the parties 12 months from the date the Subject Product is released for general public use. If total Subscriptions do not meet or exceed said quota, the exclusivity of the rights granted herein shall be extinguished.

11.2

Unless earlier terminated as hereinafter provided, this Agreement shall continue in full force and effect for a period of five (5) years from December 21, 2015 through December 20, 2020.  If MONARCHY has met the terms of this Agreement and the quota amounts for the first five (5) years, MONARCHY shall have the option to extend this Agreement for an additional five (5) years subject to the successful negotiation of the quota and payments for the additional five (5) year term.

11.3

In the event of default or failure by MONARCHY to perform any of the terms, covenants or provisions of this Agreement, MONARCHY shall have thirty (30) days after the giving of written notice of such default by SMIRNOV to correct such default.  If such default is not corrected within the said thirty (30) day period, SMIRNOV shall have the right, at its option, to cancel and terminate this Agreement.  The failure of SMIRNOV to exercise such right of termination for any non-payment or otherwise shall not be deemed to be a waiver of any right SMIRNOV might have, nor shall such failure preclude SMIRNOV from exercising or enforcing said right upon any subsequent failure by MONARCHY.

11.4

SMIRNOV shall have the right, at its option, to cancel and terminate this  Agreement in the event that MONARCHY shall (i) become involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business or (ii) make an assignment of all or substantially all of its assets for the benefit of creditors, or in the event that (iii) a receiver or trustee is appointed for MONARCHY and MONARCHY shall, after the expiration of thirty (30) days following any of the events enumerated above, have been unable to secure a dismissal, stay or other suspension of such proceedings.

11.5

At the date of any termination of this Agreement pursuant to Paragraph 11.3 thereof for breach by MONARCHY, or pursuant to Paragraph 11.4 hereof, as of the receipt by MONARCHY of notice of such termination, MONARCHY shall immediately cease representing itself as the marketing agent of the Subject Product and remove any such representations from websites, sales materials, social media or other similar materials or mediums.

11.6

In the event of termination of the Agreement for any reason or upon extinguishment of the exclusivity rights of this Agreement pursuant to Paragraph 11.1, SMIRNOV or his designate will immediately resign his position on MONARCHY’s Board of Directors as appointed under the provisions of Paragraph 4.2.

11.7

No termination of this Agreement shall constitute a termination or a waiver of any rights of either Party against the other Party accruing at or prior to the time of such termination.  The obligations of Section 6 shall survive termination of this Agreement.

12.

ASSIGNABILITY

12.1

This Agreement and the rights granted hereunder shall not be assigned by MONARCHY without the prior written consent of SMIRNOV.

13.

ADDRESSES

13.1

Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by first class mail, postage prepaid, addressed to it at its address as above first written or as it shall designate by written notice given to the other Party:

14.

ADDITIONAL PROVISIONS

14.1

Each Party shall notify the other of any claim, lawsuit or other proceeding related to the Subject Product.  MONARCHY agrees that it will defend, indemnify and hold harmless SMIRNOV, its researchers, employees, officers, trustees, directors, and each of them (the “SMIRNOV Indemnified Parties”), from and against any and all claims, causes of action, lawsuits or other proceedings filed or otherwise instituted against any of SMIRNOV Indemnified Parties related directly or indirectly to or arising out of any action taken or omission by MONARCHY.  SMIRNOV agrees that it will defend, indemnify and hold harmless MONARCHY, its employees, officers, trustees, directors and agents and each of them (the “MONARCHY Indemnified Parties”) from and against any and all claims, causes of action, lawsuits or other proceedings filed or otherwise instituted against any of MONARCHY Indemnified Parties related directly or indirectly to or arising out of any action taken or omission by SMIRNOV.  Each Party shall assume responsibility for all costs and expenses related to such claims and lawsuits for which it is obligated to indemnify the other Party, including but not limited to all reasonable attorneys’ fees and costs of litigation or other defense.

14.2

The parties agree to binding arbitration pursuant to the provisions of the American Arbitration Association, provided however, that this arbitration provision shall not preclude either Party from seeking injunctive relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of either Party’s trade secrets or confidential and proprietary information.  The arbitrator shall award costs and fees, including reasonable attorneys’ fees, to the prevailing party, or he/she shall be free to apportion costs and fees as he/she deems reasonable under the circumstances.  This Agreement and the terms hereof shall be governed by the laws of the state of Nevada.

14.3

The Parties herby acknowledge and agree that each is an independent contractor and neither Party has any authority to enter into a contract, to assume any obligation or to give warranties or representations on behalf of the other Party.  Nothing in this relationship shall be construed to create a relationship of joint venture partnership, fiduciary, or other similar relationship between the Parties.

14.4

DISCLAIMER OF WARRANTY. SMIRNOV MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS OR MERCHANTABILITY, REGARDING OR WITH RESPECT TO THE SUBJECT PRODUCT AND SMIRNOV MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, OF THE PATENTABILITY OF THE SUBJECT PRODUCT OR OF THE ENFORCEABILITY OF ANY PATENTS ISSUING THEREUPON IF ANY, OR THAT THE SUBJECT PRODUCT IS OR SHALL BE FREE FROM INFRINGEMENT OF ANY PATENT OR OTHER RIGHTS OF THIRD PARTIES.

14.5

The Parties covenant and agree that if a Party fails or neglects for any reason to take advantage of any of the terms providing for the termination of this Agreement or if a Party, having the right to declare this Agreement terminated, shall fail  to do so, any such failure or neglect by such Party shall not be a waiver or be deemed  or be construed to be a waiver of any cause for the termination of this Agreement  subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof.  None of the terms, covenants and conditions of this Agreement may be waived by a Party except by its written consent.

14.6

 All Parties hereby agree that neither Party intends to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries.  If any word, sentence, paragraph or clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of its Parties hereto to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of the Agreement shall remain binding upon the Parties hereto.

14.7

No liability hereunder shall result to a Party by reason of delay in  performance caused by force majeure that are circumstances beyond the reasonable control of the Party, including, without limitation, acts of God, fire, flood, war, civil unrest, labor unrest, or shortage of or inability to obtain material or equipment.

14.8

The terms and conditions herein constitute the entire Agreement between the Parties and shall supersede all previous agreements, either oral or written, between the Parties hereto with respect to the subject matter hereof.  No agreement or understanding bearing on this Agreement shall be binding upon either Party hereto unless it shall be in writing and signed by the duly authorized officer or representative of each of the Parties and shall expressly refer to this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in whole or by counterpart as of the Effective Date.

/s/ Timothy Ferguson

/s/ Andrey Smirnov

______________________________

_____________________________

Timothy Ferguson, President

Andrey Smirnov

Monarchy Ventures Inc.

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